Exhibit 99.1

Cooper-Standard Announces Offering of $25 Million Additional Senior PIK Toggle Notes Due 2018

NOVI, Mich., May 13, 2013 – Cooper-Standard Holdings Inc. (OTCBB: COSH), the parent company of Cooper-Standard Automotive Inc., a leading global supplier of automotive sealing, fuel and brake and fluid transfer systems, announced today the commencement of a private offering of $25 million aggregate principal amount of additional senior PIK toggle notes due 2018 (the “Notes”). The Company intends to use the net proceeds from the Notes offering for general corporate purposes, including, without limitation, to fund share repurchases and make capital contributions to Cooper-Standard Automotive Inc.

The Notes are expected to be treated as a single series with the Company’s existing $175 million aggregate principal amount of senior PIK toggle notes due 2018 (the “Existing Notes”) and will have substantially the same terms as those of the Existing Notes. The Notes will have the same CUSIP and ISIN numbers as, and will trade fungibly with, the Existing Notes (except that the Notes issued pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”) will have different CUSIP and ISIN numbers until at least 40 days after the issue date of the Notes).

The offering of the Notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, in the United States only to investors who are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes to be offered have not been, and will not be, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing and trim, fuel and brake, fluid transfer, thermal and emissions and anti-vibration systems. Cooper Standard employs more than 22,000 people globally and operates in 19 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, prospects, financing and tender offer. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions are intended to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, which include, but are not limited to: cyclicality of the automotive industry with the possibility of further material contractions in automotive sales and production affecting the viability and financial condition of the Company’s customers; global economic uncertainty, particularly in Europe; loss of large customers or significant platforms; supply shortages; escalating pricing pressures and decline of volume requirements from the Company’s customers; the Company’s ability to meet significant increases in demand; availability and increasing volatility in cost of raw materials or manufactured components; the Company’s ability to continue to compete successfully in the highly competitive automotive parts industry; risks associated with the Company’s non-U.S. operations; foreign currency exchange rate fluctuations; the Company’s ability to control the operations of joint ventures for the Company’s benefit; the effectiveness of the Company’s lean manufacturing and other cost savings plans; product liability and warranty and recall claims that may be brought against us; work stoppages or other labor conditions; natural disasters; the Company’s ability attract and retain key personnel; the Company’s ability to meet the Company’s customers’ needs for new and improved products in a timely manner or cost-effective basis; the possibility that the Company’s acquisition strategy may not be successful; the Company’s legal rights to the Company’s intellectual property portfolio; environmental and other regulations; legal proceedings or commercial and contractual disputes that we may be involved in; the possible volatility of the Company’s annual effective tax rate; the Company’s ability to generate sufficient cash to service the Company’s indebtedness, obtain future financing, and meet dividend obligations on the Company’s 7% preferred stock; the Company’s underfunded pension plans; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to the Company’s goodwill and long-lived assets; the ability of certain stockholders to nominate certain members of the board of directors; operating and financial restrictions imposed on us by the Company’s bond indenture and credit agreement; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at cooperstandard.com).

COSH_F Contact for Analysts: Glenn Dong Cooper Standard (248) 596-6031 investorrelations@cooperstandard.com	Contact for Media: Sharon Wenzl Cooper Standard (248) 596-6211 sswenzl@cooperstandard.com